SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

May 24, 2000

OTTAWA FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	0-24118	38-3172166
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

245 Central Avenue, Holland, Michigan	49423
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (616) 393-7000

N/A

(Former name or former address, if changed since last Report)

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ITEM 5. OTHER EVENTS.

On May 24, 2000, Ottawa Financial Corporation issued the press releases attached to this report as Exhibit 99.1. The press release reported the Corporation's declaration of a 10% stock dividend payable on June 30, 2000, to shareholders of record on June 14, 2000. The Corporation also declared a cash dividend of $0.12 per share payable on June 30, 2000 to shareholders of record on June 14, 2000.

The foregoing information does not purport to be complete and is qualified in its entirety by reference to the exhibits to this report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits:

Exhibit 99.2 - Press release dated May 24, 2000, announcing the declaration of stock and cash dividends.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

OTTAWA FINANCIAL CORPORATION

Date: June 15, 2000	By: /s/ Jon W. Swets Jon W. Swets Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated May 24, 2000, announcing the declaration of stock and cash dividends.